UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMERICAN DG ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3569304
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

45 First Avenue, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.001 par value	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-159580

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

(Title of Class)

Explanatory Note

This Registration Statement on Form 8-A is being filed by American DG Energy Inc., a Delaware corporation (the “Company”), in connection with the registration of its common stock, $0.001 par value (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing of Common Stock on the NYSE Amex LLC (formerly known as the American Stock Exchange LLC).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” in the Company’s general form for registration of securities of small business issuers on Form 10-SB, filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2006, and incorporated by reference in the Company’s registration statement on Form S-1 filed with the Commission on May 29, 2009 (the “Registration Statement”), as well as any amendments to such Registration Statement and including any prospectus that constitutes part of the Registration Statement and is filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and any and all reports filed with the Commission for the purpose of updating such description, each of which is incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the NYSE Amex LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 14, 2009	AMERICAN DG ENERGY INC.

By: /s/ Anthony S. Loumidis
Anthony S. Loumidis, Chief Financial Officer

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